MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES ONLINE TRADING ALLIANCE BETWEEN PRINCIPAL INVESTMENT - SMC GROUP –

AND PUNJAB NATIONAL BANK

- India’s Massive Tech-Savvy Population Represents Significant Growth Opportunity in Online Trading -

New York – October 6, 2008 – Millennium India Acquisition Company, Inc. (“Millennium”) [NASDAQ: SMCG], a closed-end investment fund focused on emerging market leaders within the fast-growing Indian economy, today announced that its principal investment - SMC Group - has signed a Memorandum of Understanding with Punjab National Bank (PNB), India’s second largest public-sector commercial bank, providing SMC the opportunity to offer online trading and related investment brokerage services to PNB’s 35 million customers.

Listed on the Mumbai Stock Exchange, PNB has the second largest branch network in India with 4,540 offices in over 760 cities. With a 112-year tradition of prudent banking, PNB offers a wide variety of banking services: personal and corporate banking, including industrial, agricultural, and export finance, and international banking.

S.C. Aggarwal, Chairman and managing director, of SMC said, "I am pleased to announce the alliance between SMC Group and PNB, one of the largest and most prestigious commercial banks in India serving over 35 million customers. Through this alliance, all PNB customers will have access to SMC’s state-of-the-art online trading platform, and will be able to invest in a wide range of financial products including equities, commodities, mutual funds and IPOs. The first phase of this launch will cover six branches in Delhi; after the pilot, the alliance will be implemented on a pan-India basis.”

F. Jacob Cherian, Chairman and CEO of Millennium added, “Online trading represents a tremendous growth opportunity because India’s young, technology-savvy population is just beginning to appreciate the benefits of 24/7 market access. Add to that dynamic SMC’s state-of-the-art online trading technology and PNB’s large untapped client base, this presents a significant growth opportunity for SMC, and ultimately Millennium."

Suhel Kanuga, President and CFO of Millennium added, “One of the notable aspects of the financial sector in India is the infancy of the credit, mortgage and derivatives businesses. As such, India has been one of the few major growth economies to escape the large issues facing financial companies operating in developed countries. At the same time, while clearly affected by the negative sentiment in markets across the world, the financial sector in India still remains fundamentally strong: (1) over 80% of India’s GDP growth driven by domestic consumption – lesser reliance on developed nations, (2) less than 3% of India’s 1.2 billion people in the markets today, and (3) financial products and services such as mutual funds, commodities, insurance, online trading and wealth management, that we take for granted in developed countries, have only scratched the surface in India.”

About Punjab National Bank

Punjab National Bank (PNB) is one of India's largest nationalized banks, with some 4,500 locations. The financial institution offers services in personal and corporate banking, including industrial, agricultural, and export finance, as well as international banking. Its personal lending services include loans for housing, autos, and education. PNB's diverse client list includes Indian conglomerates, small and mid-sized businesses, non-resident Indians, and multinational companies. The bank was established in 1895. More information regarding PNB can be found at www.pnbindia.com

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2008, it was one of the most active trading firms in India, averaging over 250,000 trades per day and handled over $250 billion in customer transactions. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of a total of 525,000 investors presently, having added 275,000 customers since March 31, 2007. The retail distribution footprint in India has expanded as well, taking the total to approximately 1,338 locations, as of June 30, 2008. Currently, SMC Group has approximately 1,800 employees and a rapidly expanding retail distribution network of more than 7,500 independent financial advisors, in over 360 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

About Millennium India Acquisition Company Inc.

Millennium India Acquisition Company Inc. (NASDAQ: SMCG) is a closed-end investment fund whose principal asset is a 14.4% equity stake in SMC Group, one of the largest and fastest growing retail financial services companies in India. Through its innovative structure, Millennium offers U.S. investors the only means for participating in India’s fastest-growing financial services sector, which is difficult to access for  foreign investors currently under Indian law. Led by a highly-experienced management team with deep roots in India, Millennium applies a rigorous investment selection focused on identifying emerging market leaders in India’s high-growth industries, specifically those sectors catering to the nation’s rising middle-class including financial services, retail, healthcare, and technology. More information on Millennium India Acquisition Company Inc. can be found at milcapital.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC, SMC Group and the Punjab National Bank. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC 's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information about SMC Group is provided by SMC Group and any information about Punjab National Bank is provided by Punjab National Bank.  Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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Contact:

Millennium India Acquisition Company Inc.

330 East 38th Street

New York, NY 10016

contact@milcapital.com